Exhibit 99.1

                    MOLSON COORS REPORTS ADOLPH COORS COMPANY
                    2004 FOURTH QUARTER AND FULL-YEAR RESULTS

     GOLDEN, Colo., Feb. 9 /PRNewswire-FirstCall/ -- Molson Coors Brewing Company (NYSE: TAP; TSX) today announced the most recent financial results for Adolph Coors Company, reporting higher consolidated net sales, net income and earnings per share for the fourth quarter and full-year 2004.

    For the 13-week fourth quarter ended Dec. 26, 2004, the company reported net sales of $1.1 billion, up 10.2 percent from the fourth quarter of 2003. Fourth quarter 2004 sales volume increased 4.7 percent from the fourth quarter 2003. Fourth quarter operating income of $90.9 million and net income of $55.7 million increased 37.5 percent and 54.4 percent, respectively, from a year ago. Fourth quarter earnings per share were $1.45, up 48.0 percent from a year earlier. Earnings for fourth quarter 2004 benefited from solid beer pricing and volume growth in the company's Americas and Europe segments, along with one-time gains on asset sales totaling $19.2 million pretax, a lower effective tax rate, and favorable foreign currency exchange rates. These results do not include Molson Inc. financial results for the quarter ended December 2004, which were released separately.

     For the 52-week fiscal year ended Dec. 26, 2004, Adolph Coors Company achieved consolidated net sales of $4.3 billion, a 7.6 percent increase from 2003. Reported sales volume totaled 32,703,000 U.S. barrels, or 38,376,000 hectoliters, in 2004, a 0.1 percent decrease from 2003. Net income for the full year was $196.7 million, a 12.6 percent increase compared to full year 2003, and earnings per share were $5.19, up 8.8 percent from the prior year.

     Leo Kiely, chief executive officer, said, "Overall, Adolph Coors Company finished 2004 with good financial results in a very competitive industry environment. In the U.S., despite very soft industry demand, our sales to retail increased in the fourth quarter, partially driven by the comparison to lower sales in the fourth quarter of 2003, when we faced U.S. supply-chain challenges. Our volume trends also benefited from the introduction of Aspen Edge earlier this year and strong growth from our Blue Moon and Zima XXX brands in the fourth quarter. In addition, continued progress on productivity initiatives in our U.S. operations enabled us to manage cost pressures, which were particularly challenging in the areas of energy and packaging materials. In Canada, our Coors Light business continued to deliver strong profit growth.

     "Our U.K. business achieved solid growth in volume, net sales and earnings for the fourth quarter, despite higher distribution costs and continued declines in sales of flavored alcohol beverages and non-owned beverage brands. Profit growth in our Europe segment was driven by a gain on the sale of our Cape Hill brewery property, strong volume performance from Carling and Grolsch, improved pricing in both the on- and off-trade channels, and favorable foreign exchange rates. For the full year, we gained market share in the U.K. in both the on-trade and off-trade channels.

     "On a company-wide basis in the fourth quarter, we repaid about $127 million of debt, resulting in full-year debt repayments of $382 million. We have now repaid $862 million of debt in the past three years, essentially all of our short-term debt and more than half of the debt related to our 2002 CBL acquisition.

     "Looking ahead, we will be simultaneously focused on improving the fundamentals of our U.S. and U.K. businesses and on working with our new colleagues from Molson to maximize the value opportunities presented by the Molson Coors merger, which closed earlier today."

     Americas Segment Results
     In the fourth quarter 2004, net sales in the Americas segment increased 9.0 percent from the fourth quarter a year ago. Fourth quarter sales volume for the segment was up 4.2 percent from a year earlier, and wholesaler sales to retail increased 1.0 percent. U.S. sales volume to wholesalers also increased 4.2 percent, while wholesaler sales to retail increased 0.8 percent compared to the same period a year ago. Sales volume to wholesalers exceeded sales to retail because the company's distributors started the fourth quarter of 2003 with high beer inventories in anticipation of our supply-chain systems changeover that quarter. Americas segment pretax earnings, up 74.6 percent from a year earlier, partially benefited by one-time real estate sales of $11.7 million pretax in the quarter. For the full year 2004, Americas segment net sales increased 3.0 percent from a year earlier. Americas segment sales volume for 2004 decreased
0.7 percent compared to the prior year, while sales to retail decreased 0.3 percent. U.S. sales volume and sales to retail decreased 0.8 percent and 0.2 percent, respectively, compared to full year 2003. Pretax income for the full year 2004 increased 17.8 percent from 2003. The company's Coors Light business in Canada achieved pretax earnings of $60.7 million for full year 2004, up 27.7 percent from 2003. Fourth quarter income of $15.7 million was 25.0 percent higher than a year ago, driven by mid-single-digit volume growth in a tough market, improved beer pricing, and a 7.3 percent appreciation in the Canadian dollar versus the U.S. dollar during the quarter.

    Europe Segment Results
    In the fourth quarter 2004, the Europe segment achieved an 11.7 percent increase in net sales from the fourth quarter of 2003. Sales volume increased
5.5 percent versus a year ago, driven by the Carling brand growing at a high-single-digit rate and Grolsch volume growing at a strong-double-digit rate during the quarter. Europe segment 2004 fourth quarter pretax income increased to $60.7 million, up 25.2 percent from the prior year, driven by solid volume growth, a one-time asset sale of $7.5 million pretax (reported as a special credit on the company's income statement) and 9.3 percent appreciation of the British pound versus the U.S. dollar.

     For the full year 2004, Europe segment net sales increased 14.7 percent and sales volume increased 1.3 percent compared to full year 2003. Pretax earnings for the segment in 2004 were $158.7 million, a 15.2 percent increase from the prior year.

     Molson Coors Brewing Company will conduct a conference call with financial analysts and investors at noon Eastern Time today to discuss the company's year-end and fourth quarter results. A live webcast of the conference call will be accessible via the company's website, www.molsoncoors.com. An online replay of the conference call webcast will be available within two hours following the live webcast until 11:59 p.m. Eastern Time on March 9, 2005.

     Forward-Looking Statements
     This press release includes "forward-looking statements" within the meaning of the federal securities laws, commonly identified by such terms as "looking ahead," "anticipates," "estimates" and other terms with similar meaning. It also includes financial information, of which, as of the date of this press release, the Company's independent auditors have not completed their audit. Subsequent events may occur or additional information may arise that could have an effect on the final year-end financial information. Although the Company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company's projections and expectations are disclosed in the Company's filings with the Securities and Exchange Commission. These factors include, among others, changes in consumer preferences and product trends; price discounting by major competitors; unanticipated expenses, margin impact and other factors resulting from the implementation of our new supply chain process; and increases in cost generally. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. We do not undertake to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

                              ADOLPH COORS COMPANY
                      SUMMARY OF OPERATIONS - CONSOLIDATED
                         4th QUARTER AND FULL YEAR 2004
                                   (Unaudited)

                               Thirteen Weeks Ended         Fifty-two Weeks Ended
                           ---------------------------   ---------------------------
(In thousands, except        Dec. 26,       Dec. 28,       Dec. 26,       Dec. 28,
 per share data)               2004           2003           2004           2003
------------------------   ------------   ------------   ------------   ------------
Barrels of beer and
 other beverages sold             8,284          7,913         32,703         32,735

Sales - domestic and
 international             $  1,546,886   $  1,396,803   $  5,819,727   $  5,387,220
Beer excise taxes              (419,581)      (373,931)    (1,513,911)    (1,387,107)
Net sales                     1,127,305      1,022,872      4,305,816      4,000,113

Costs and expenses:
  Cost of goods sold           (738,542)      (686,206)    (2,741,694)    (2,586,783)
    Gross profit                388,763        336,666      1,564,122      1,413,330

  Marketing, general
   and administrative          (305,362)      (270,524)    (1,223,219)    (1,105,959)
  Special item                    7,522             --          7,522             --
Operating income                 90,923         66,142        348,425        307,371

  Other income - net              7,063          2,106         12,946          8,397
  Interest expense
   - net                        (12,358)       (14,339)       (53,189)       (61,950)

Earnings before
 income taxes                    85,628         53,909        308,182        253,818
Income tax expense              (25,570)       (17,828)       (95,228)       (79,161)
Earnings before
 minority interest               60,058         36,081        212,954
Minority interest (1)            (4,340)            --        (16,218)            --
Net income                 $     55,718   $     36,081   $    196,736   $    174,657

Net income per
 share (basic)             $       1.49   $       0.99   $       5.29   $       4.81
Net income per
 share (diluted)           $       1.45   $       0.98   $       5.19   $       4.77

Weighted average number
 of shares o/s (basic)           37,471         36,376         37,159         36,338
Weighted average number
 of shares o/s (diluted)         38,376         36,726         37,909         36,596

Cash dividends declared
 per share                 $      0.205   $      0.205   $      0.820   $      0.820

(1) Minority interest is the minority owners' share of income generated in 2004 by the Rocky Mountain Bottle Company (RMBC), Rocky Mountain Metal Container
     (RMMC), and Grolsch NV (Grolsch) joint ventures.

                              ADOLPH COORS COMPANY
                        SUMMARY OF OPERATIONS - AMERICAs
                         4th QUARTER AND FULL YEAR 2004
                                   (Unaudited)

                              Thirteen Weeks Ended       Fifty-two Weeks Ended
                           -------------------------   -------------------------
                             Dec. 26,      Dec. 28,      Dec. 26,      Dec. 28,
(In thousands)                 2004          2003          2004          2003
------------------------   -----------   -----------   -----------   -----------
Barrels of beer and
 other beverages sold            5,305         5,090        22,208        22,374

Sales - domestic and
 international             $   693,685   $   641,144   $ 2,881,687   $ 2,813,866
Beer excise taxes              (94,040)      (90,781)     (400,649)     (404,271)
Net sales                      599,645       550,363     2,481,038     2,409,595

Costs and expenses:
  Cost of goods sold          (367,884)     (350,792)   (1,478,882)   (1,474,250)
    Gross profit               231,761       199,571     1,002,156       935,345

  Marketing, general
   and administrative         (187,012)     (168,457)     (760,623)     (717,622)
  Special item                      --            --            --            --
Operating income                44,749        31,114       241,533       217,723

  Other income - net            10,587           588        19,150         3,485
  Interest expense - net            --            --            --            --
Earnings before income
 taxes (1)                 $    55,336   $    31,702   $   260,683   $   221,208

(1) Earnings before income taxes in 2004 includes $3,284 and $13,015 for the thirteen and fifty-two weeks ended December 26, 2004, respectively, and represents the minority owners' share of income attributable to the RMBC and RMMC joint ventures.

                              ADOLPH COORS COMPANY
                         SUMMARY OF OPERATIONS - EUROPE
                         4th QUARTER AND FULL YEAR 2004
                                   (Unaudited)

                             Thirteen Weeks Ended       Fifty-two Weeks Ended
                          -------------------------   -------------------------
                            Dec. 26,      Dec. 28,      Dec. 26,      Dec. 28,
(In thousands)                2004          2003          2004          2003
-----------------------   -----------   -----------   -----------   -----------
Barrels of beer and
 other beverages sold           2,979         2,823        10,495        10,361

Sales - domestic and
 international            $   853,201   $   755,659   $ 2,938,040   $ 2,573,354
Beer excise taxes            (325,541)     (283,150)   (1,113,262)     (982,836)
Net sales                     527,660       472,509     1,824,778     1,590,518

Costs and expenses:
  Cost of goods sold         (370,658)     (335,414)   (1,262,812)   (1,112,533)
    Gross profit              157,002       137,095       561,966       477,985

  Marketing, general
   and administrative        (105,229)      (93,987)     (421,100)     (361,553)
  Special item                  7,522            --         7,522            --
Operating income               59,295        43,108       148,388       116,432

  Other income
   (expense) - net             (2,757)        1,205        (5,753)        4,114
  Interest income - net         4,196         4,196        16,024        17,156
Earnings before income
 taxes                    $    60,734   $    48,509   $   158,659   $   137,702

(1) Earnings before income taxes in 2004 includes $2,101 ($1,471, net of tax) and $6,854 ($4,798, net of tax) for the thirteen and fifty-two weeks ended December 26, 2004, respectively, and represents the minority owner's share of income attributable to the Grolsch joint venture.

                              ADOLPH COORS COMPANY
                        SUMMARY OF OPERATIONS - CORPORATE
                         4th QUARTER AND FULL YEAR 2004
                                   (Unaudited)

                            Thirteen Weeks Ended       Fifty-two Weeks Ended
                         -------------------------   -------------------------
                           Dec. 26,      Dec. 28,      Dec. 26,      Dec. 28,
(In thousands)               2004          2003          2004          2003
-----------------------  -----------   -----------   -----------   -----------
Barrels of beer and
 other beverages sold             --            --            --            --

Sales - domestic and
 international           $        --   $        --   $        --   $        --
Beer excise taxes                 --            --            --            --
Net sales                         --            --            --            --

Costs and expenses:
  Cost of goods sold              --            --            --            --
    Gross profit                  --            --            --            --

  Marketing, general
   and administrative        (13,121)       (8,080)      (41,496)      (26,784)
  Special item                    --            --            --            --
Operating loss               (13,121)       (8,080)      (41,496)      (26,784)

  Other income
   (expense) - net              (767)          313          (451)          798
  Interest expense
   - net                     (16,554)      (18,535)      (69,213)      (79,106)
Loss before income
 taxes                   $   (30,442)  $   (26,302)  $  (111,160)  $  (105,092)

(1) Loss before income taxes in 2004 includes $415 and $1,595 for the thirteen and fifty-two weeks ended December 26, 2004 and represents the minority owner's share of interest expense attributable to debt obligations of the RMMC joint venture.

SOURCE  Molson Coors Brewing Company

     -0-                             02/09/2005
     /CONTACT: News Media, Laura Sankey, 303-277-5035, or Investor Relations, Dave Dunnewald, 303-279-6565, or Kevin Caulfield,
303-277-6894, both of Molson Coors Brewing Company/
     /Web site:  http://www.molsoncoors.com /